Exhibit 99.1
JAZZ PHARMACEUTICALS ANNOUNCES THIRD QUARTER 2013
FINANCIAL RESULTS

Company Reports Total Revenues of $232 Million Driven by
Strong Sales of Xyrem and Erwinaze

Adjusted EPS of $1.78; GAAP EPS of $1.23

DUBLIN, November 5, 2013 -- Jazz Pharmaceuticals plc (Nasdaq: JAZZ) today announced financial results for the third quarter ended September 30, 2013 and updated 2013 financial guidance.

“We continued to deliver strong growth and profitability during the third quarter while further strengthening our cash position,” said Bruce Cozadd, chairman and chief executive officer of Jazz Pharmaceuticals plc.  “With disciplined investments and successful execution of our corporate growth strategy, we believe we are well positioned to continue to generate significant growth and shareholder value.”

Adjusted net income for the third quarter of 2013 was $109.4 million, or $1.78 per diluted share, compared to $78.6 million, or $1.29 per diluted share, for the third quarter of 2012.

GAAP net income for the third quarter of 2013 was $75.4 million, or $1.23 per diluted share. GAAP income from continuing operations for the third quarter of 2012 was $33.6 million, or $0.56 per diluted share, and GAAP net income for the third quarter of 2012 was $33.2 million, or $0.55 per diluted share. GAAP net income for the third quarter of 2012 included GAAP loss from discontinued operations of $0.4 million, or $0.01 per diluted share.

Reconciliations of applicable GAAP reported to non-GAAP adjusted information are included in this press release.

Third Quarter 2013 Revenues and Product Sales
Total revenues for the third quarter of 2013 were $232.2 million, compared to total revenues of $175.5 million for the third quarter of 2012. This increase was driven primarily by increased net sales of Xyrem and Erwinaze. Total revenues include net sales, royalties and contract revenues.

Tables showing net sales for the three and nine months ended September 30, 2013 compared to actual and pro forma net sales for the same periods in 2012 are included in this press release.

Net sales for the third quarter of 2013 were as follows:

•
Xyrem® (sodium oxybate) oral solution: Xyrem net sales increased by 50% to $153.7 million in the third quarter of 2013 compared to $102.6 million in the third quarter of 2012. During the third quarter of 2013, the average number of active Xyrem patients was approximately 11,000.

•
Erwinaze®/Erwinase® (asparaginase Erwinia chrysanthemi): Erwinaze/ Erwinase worldwide net sales increased by 39% to $44.1 million in the third quarter of 2013 compared to $31.7 million in the third quarter of 2012.

•
Prialt® (ziconotide) intrathecal infusion: Net sales of Prialt were $11.0 million in the third quarter of 2013 compared to net sales of $5.4 million for the same period of 2012. During the third quarter of 2013, net sales included a $5.7 million sale to Eisai Co., the European distributor of Prialt. During 2012, the sale to Eisai occurred during the three months ended March 31, 2012.

•
Psychiatry Products: Net sales of the company’s psychiatry products were $10.7 million in the third quarter of 2013 compared to net sales of $21.0 million for the same period of 2012. This decrease was primarily due to the impact of generic competition.

•	Other: Net sales of other products for the third quarter of 2013 were $10.9 million compared to net sales of $13.4 million in the same period of 2012.

Operating Expenses and Other
Operating expenses for the third quarter of 2013 were $131.6 million compared to $120.2 million for the third quarter of 2012. Operating expenses changed over the prior year period for the following reasons:

•
Cost of product sales for the third quarter of 2013 was $24.3 million compared to $32.6 million for the same period in 2012. The decrease in the 2013 period was primarily due to a decrease in acquisition accounting inventory fair value step-up adjustments of $9.8 million. Gross margin for the third quarter of 2013, as a percentage of product sales, was 89.5% compared to 81.3% for the same period in 2012.

•
Selling, general and administrative (“SG&A”) and research and development (“R&D”) expenses for the third quarter of 2013 totaled $87.8 million on a GAAP basis compared to $67.8 million for the same period of 2012. The increase reflected higher headcount and related expenses due to the expansion of the business and an increase in the fair value of contingent consideration related to the acquisition of EUSA Pharma in June 2012, partially offset by lower transaction and integration costs. Adjusted combined SG&A and R&D expenses for the third quarter of 2013 totaled $69.5 million compared to $57.9 million for the same period in 2012.

Net interest expense in the third quarter of 2013 was $6.2 million. As of September 30, 2013, cash and cash equivalents were $588.5 million, and the balance of the company’s term loans was $551.1 million. Cash and cash equivalents increased from December 31, 2012 primarily due to the cash generated from the business and the net proceeds of term loans that were refinanced in June 2013, offset in part by funds used by the company to repurchase its ordinary shares under the company’s share repurchase program and increases in working capital.

In May 2013, the board of directors authorized the use of up to $200 million to repurchase the company’s ordinary shares. In the third quarter of 2013, the company repurchased 0.6 million shares for $48.8 million at an average cost of $80.91 per share. As of September 30, 2013, a total of 1.4 million shares had been repurchased for $102.4 million at an average cost of $70.64 per share.

During the fourth quarter of 2012, the company sold its women’s health business. Financial results from the women’s health business are reported as discontinued operations for the 2012 periods.

2013 Financial Guidance

Jazz Pharmaceuticals is providing the following updated 2013 guidance:

Revenues	$867-$877 million
Total Net Product Sales	$860-$870 million
-Xyrem Net Sales	$565-$570 million
-Erwinaze/Erwinase Net Sales	$173-$178 million
Adjusted Gross Margin %[1,3]	88-90%
Adjusted Combined SG&A and R&D Expenses[2,3]	$275-$280 million
GAAP Net Income Per Diluted Share	$3.63-$3.79
Adjusted Net Income Per Diluted Share[3]	$6.30-$6.40

1.	Excludes $4 million of acquisition accounting inventory fair value step-up adjustments and $3 million in share-based compensation expense from estimated GAAP gross margin of 87-89%.

2.
Excludes $42 million of share-based compensation expense, $15 million related to a change in fair value of contingent consideration, $3 million of depreciation expense, $5 million of upfront license fees and $3 million of transaction, integration and restructuring costs from estimated GAAP combined SG&A and R&D expenses of $343-$348 million.

3.	See “Non-GAAP Financial Measures” below. Reconciliations of non-GAAP adjusted guidance measures are included above and in the tables accompanying this press release.

Conference Call Details
Jazz Pharmaceuticals will host an investor conference call and live audio webcast today at 4:30 p.m. EST (9:30 p.m. GMT) to provide a business update and discuss its third quarter 2013 results and updated 2013 financial guidance. The live webcast may be accessed from the Investors & Media section of the company’s website at www.jazzpharmaceuticals.com. Please connect to the website prior to the start of the conference call to ensure adequate time for any software downloads that may be necessary. Investors may participate in the conference call by dialing +1 800 591 6942 in the U.S., or +1 617 614 4909 outside the U.S., and entering passcode 48257479.

A replay of the conference call will be available through November 12, 2013 by dialing +1 888 286 8010 in the U.S., or +1 617 801 6888 outside the U.S., and entering passcode 18933289.

An archived version of the webcast will be available for at least one week in the Investors & Media section of the Jazz Pharmaceuticals website at www.jazzpharmaceuticals.com.

About Jazz Pharmaceuticals
Jazz Pharmaceuticals plc is a specialty biopharmaceutical company focused on improving patients’ lives by identifying, developing and commercializing innovative products that address unmet medical needs. The company has a diverse portfolio of products in the areas of narcolepsy, oncology, pain and psychiatry. The company’s U.S. marketed products in these areas include: Xyrem® (sodium oxybate) oral solution, Erwinaze® (asparaginase Erwinia chrysanthemi), Prialt® (ziconotide) intrathecal infusion, FazaClo® (clozapine, USP) HD and FazaClo LD. Outside of the U.S., Jazz Pharmaceuticals also has a number of products marketed by its EUSA Pharma division. For further information, see www.jazzpharmaceuticals.com.

Non-GAAP Financial Measures
To supplement Jazz Pharmaceuticals’ financial results and guidance presented in accordance with U.S. generally accepted accounting principles (“GAAP”), the company uses certain non-GAAP (also referred to as “adjusted” or “non-GAAP adjusted”) financial measures in this press release and the accompanying tables. The company believes that each of these non-GAAP financial measures is helpful in understanding its past financial performance and potential future results, particularly in light of the effect of various acquisition and divestiture transactions effected by the company during 2012.  They are not meant to be considered in isolation or as a substitute for comparable GAAP measures, and should be read in conjunction with the consolidated financial statements prepared in accordance with GAAP.  Jazz Pharmaceuticals’ management regularly uses these supplemental non-GAAP financial measures internally to understand, manage and evaluate its business and make operating decisions. Compensation of executives is based in part on the performance of the company’s business based on certain of these non-GAAP financial measures. In addition, Jazz Pharmaceuticals believes that the presentation of these non-GAAP financial measures is useful to investors because it enhances the ability of investors to compare its results from period to period and allows for greater transparency with respect to key financial metrics the company uses in making operating decisions, and also because the company’s investors and analysts regularly use them to model and track the company’s financial performance.

Investors should note that these non-GAAP financial measures are not prepared under any comprehensive set of accounting rules or principles and do not reflect all of the amounts associated with the company’s results of operations as determined in accordance with GAAP. Investors should also note that these non-GAAP financial measures have no standardized meaning prescribed by GAAP and, therefore, have limits in their usefulness to investors. In addition, from time to time in the future there may be other items that the company may exclude for purposes of its non-GAAP financial measures; likewise, the company may in the future cease to exclude items that it has historically excluded for purposes of its non-GAAP financial measures. Because of the non-standardized definitions, the non-GAAP financial measures as used by Jazz Pharmaceuticals in this press release and the accompanying tables may be calculated differently from, and therefore may not be directly comparable to, similarly titled measures used by the company’s competitors and other companies.

As used in this press release, (i) the historical adjusted net income measures exclude from GAAP income from continuing operations, as applicable, amortization of intangible assets, share-based compensation expense, acquisition accounting inventory fair value step-up adjustments, transaction and integration costs, restructuring charges, change in fair value of contingent consideration, upfront license fees, depreciation expense, loss on extinguishment and modification of debt and other non-cash expense, and adjust the income tax provision to the estimated amount of taxes that are payable in cash; (ii) the historical adjusted combined SG&A and R&D expenses exclude from GAAP combined SG&A and R&D expenses, as applicable, share-based compensation expense, change in fair value of contingent consideration, transaction and integration costs, restructuring charges, depreciation expense and upfront license fees; (iii) the adjusted net income guidance measures exclude from estimated GAAP net income amortization of intangible assets and depreciation expense, share-based compensation expense, acquisition accounting inventory fair value step-up adjustments, transaction, integration and restructuring costs, change in fair value of contingent consideration, upfront license fees, loss on extinguishment and modification of debt and other non-cash expense, and adjust the income tax provision to the estimated amount of taxes that are payable in cash; (iv) the adjusted gross margin percentage guidance excludes from estimated GAAP gross margin percentage acquisition accounting inventory fair value step-up adjustments and share-based compensation expense; and (v) the adjusted combined SG&A and R&D expenses guidance excludes from estimated GAAP combined SG&A and R&D expenses share-based compensation expense, change in fair value of contingent consideration, depreciation expense, upfront license fees and transaction, integration and restructuring costs.

“Safe Harbor” Statement under the Private Securities Litigation Reform Act of 1995
This press release contains forward-looking statements, including, but not limited to, statements related to Jazz Pharmaceuticals’ future financial results, the company’s growth strategy and potential, 2013 financial guidance and other statements that are not historical facts. These forward-looking statements are based on Jazz Pharmaceuticals’ current expectations and inherently involve significant risks and uncertainties. Actual results and the timing of events could differ materially from those anticipated in such forward-looking statements as a result of these risks and uncertainties, which include, without limitation, risks and uncertainties associated with maintaining and increasing sales of and revenue from Xyrem, such as the potential introduction of generic competition and changed or increased regulatory restrictions on or requirements with respect to Xyrem, as well as similar risks related to effectively commercializing the company’s other marketed products, including Erwinaze and Prialt; protecting and expanding the company’s intellectual property rights; obtaining appropriate pricing and reimbursement for the company’s products in an increasingly challenging environment; ongoing regulation and oversight by U.S. and non-U.S. regulatory agencies; dependence on key customers and sole source suppliers, including the risk that the company may not be able to supply sufficient product to meet demand; the difficulty and uncertainty of pharmaceutical product development, including the timing thereof and the uncertainty of clinical success and regulatory approval; the company’s ability to identify and acquire, in-license or develop additional products or product candidates to grow its business; and possible restrictions on the company’s ability and flexibility to pursue certain future opportunities as a result of its substantial outstanding debt obligations; as well as risks related to future opportunities and plans, including the uncertainty of expected future financial performance and results; and those other risks detailed from time-to-time under the caption “Risk Factors” and elsewhere in Jazz Pharmaceuticals plc’s Securities and Exchange Commission filings and reports (Commission File No. 001-33500), including the Quarterly Report on Form 10-Q for the quarter ended June 30, 2013 and future filings and reports by the company. Jazz Pharmaceuticals undertakes no duty or obligation to update any forward-looking statements contained in this press release as a result of new information, future events or changes in its expectations.

JAZZ PHARMACEUTICALS PLC
CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(In thousands, except per share amounts)
(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2013	2012	2013	2012
Revenues:
Product sales, net	$230,386	$174,130	$631,602	$398,585
Royalties and contract revenues	1,774	1,385	5,047	3,691
Total revenues	232,160	175,515	636,649	402,276
Operating expenses:
Cost of product sales	24,252	32,629	76,503	52,662
Selling, general and administrative	74,970	60,924	223,004	162,505
Research and development	12,814	6,920	32,811	13,200
Intangible asset amortization	19,564	19,742	58,518	43,444
Total operating expenses	131,600	120,215	390,836	271,811
Income from operations	100,560	55,300	245,813	130,465
Interest expense, net	(6,202)	(7,750)	(20,743)	(9,199)
Foreign currency loss	(614)	(1,099)	(728)	(1,357)
Loss on extinguishment and modification of debt	—	—	(3,749)	—
Income from continuing operations before income tax provision	93,744	46,451	220,593	119,909
Income tax provision	18,335	12,856	59,574	24,966
Income from continuing operations	75,409	33,595	161,019	94,943
Loss from discontinued operations	—	(386)	—	(6,908)
Net income	$75,409	$33,209	$161,019	$88,035
Basic income (loss) per ordinary share:
Income from continuing operations	$1.30	$0.59	$2.76	$1.69
Loss from discontinued operations	—	(0.01)	—	(0.12)
Net income	$1.30	$0.58	$2.76	$1.57
Diluted income (loss) per ordinary share:
Income from continuing operations	$1.23	$0.56	$2.62	$1.59
Loss from discontinued operations	—	(0.01)	—	(0.12)
Net income	$1.23	$0.55	$2.62	$1.47
Weighted-average number of ordinary shares outstanding:
Basic	58,217	57,703	58,437	56,198
Diluted	61,519	60,883	61,532	59,846

JAZZ PHARMACEUTICALS PLC
SUMMARY OF PRODUCT SALES, NET
(In thousands)
(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2013	2012	2013	2012
Xyrem	$153,664	$102,615	$404,932	$265,149
Erwinaze/Erwinase	44,078	31,652	130,754	37,660
Prialt	11,046	5,413	20,726	20,491
Psychiatry	10,679	21,032	40,093	58,518
Other	10,919	13,418	35,097	16,767
Total	$230,386	$174,130	$631,602	$398,585

The following compares actual net product sales for the three and nine months ended September 30, 2013 to unaudited pro forma information representing combined net product sales for the three and nine months ended September 30, 2012, as if the merger with Azur Pharma, the acquisition of EUSA Pharma and the disposition of the women’s health business had each been completed on January 1, 2012:

SUMMARY OF PRODUCT SALES, NET (PRO FORMA)
(In thousands)
(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2013	2012	2013	2012
Xyrem	$153,664	$102,615	$404,932	$265,149
Erwinaze/Erwinase	44,078	31,652	130,754	97,447
Prialt	11,046	5,413	20,726	20,830
Psychiatry	10,679	21,032	40,093	58,881
Other	10,919	13,418	35,097	38,708
Total pro forma net sales	$230,386	$174,130	$631,602	$481,015

JAZZ PHARMACEUTICALS PLC
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands)
(Unaudited)

	September 30, 2013	December 31, 2012
ASSETS
Current assets:
Cash and cash equivalents	$588,462	$387,196
Accounts receivable, net	113,271	75,480
Inventories	24,868	26,525
Prepaid expenses	19,350	7,445
Deferred tax assets, net	45,565	35,813
Other current assets	18,551	19,113
Total current assets	810,067	551,572
Property and equipment, net	12,060	7,281
Intangible assets, net	823,724	869,952
Goodwill	446,823	442,600
Deferred tax assets, net, non-current	70,976	74,850
Deferred financing costs	15,458	16,576
Other non-current assets	6,391	3,662
Total assets	$2,185,499	$1,966,493
LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$22,434	$15,887
Accrued liabilities	106,390	104,666
Current portion of long-term debt	5,572	29,688
Income taxes payable	19,850	39,884
Contingent consideration	47,700	—
Deferred tax liability, net	275	275
Deferred revenue	1,138	1,138
Total current liabilities	203,359	191,538
Deferred revenue, non-current	6,001	6,776
Long-term debt, less current portion	545,564	427,073
Contingent consideration, non-current	—	34,800
Deferred tax liability, net, non-current	170,127	178,393
Other non-current liabilities	16,747	6,621
Total shareholders’ equity	1,243,701	1,121,292
Total liabilities and shareholders’ equity	$2,185,499	$1,966,493

JAZZ PHARMACEUTICALS PLC
RECONCILIATIONS OF GAAP REPORTED TO NON-GAAP ADJUSTED INFORMATION
(In thousands, except per share amounts)
(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2013	2012	2013	2012
GAAP reported income from continuing operations	$75,409	$33,595	$161,019	$94,943
Intangible asset amortization	19,564	19,742	58,518	43,444
Share-based compensation expense	11,876	6,355	32,139	14,684
Acquisition accounting inventory fair value step-up	512	10,336	3,143	14,676
Transaction and integration costs	113	1,503	1,846	17,692
Restructuring charges	—	1,633	1,457	2,180
Change in fair value of contingent consideration	5,000	900	12,900	1,100
Upfront license fees	988	—	4,988	—
Depreciation	895	—	2,065	—
Loss on extinguishment and modification of debt	—	—	3,749	—
Other non-cash expense	1,083	1,261	3,505	1,569
Income tax adjustments	(6,043)	3,263	(3,198)	6,160
Non-GAAP adjusted net income	$109,397	$78,588	$282,131	$196,448

GAAP reported income from continuing operations per diluted share	$1.23	$0.56	$2.62	$1.59
Non-GAAP adjusted net income per diluted share	$1.78	$1.29	$4.59	$3.28
Shares used in computing GAAP reported income from continuing operations and non-GAAP adjusted net income per diluted share amounts	61,519	60,883	61,532	59,846

JAZZ PHARMACEUTICALS PLC
RECONCILIATIONS OF GAAP REPORTED TO NON-GAAP ADJUSTED INFORMATION
CERTAIN LINE ITEMS AND OTHER INFORMATION
(In thousands, except per share amounts and percentages)
(Unaudited)

	Three Months Ended
	September 30, 2013				September 30, 2012
	GAAP Reported	Adjustments		Non-GAAP Adjusted *	GAAP Reported	Adjustments		Non-GAAP Adjusted *
Total revenues	$232,160	$—		$232,160	$175,515	$—		$175,515
Cost of product sales	24,252	(1,103)	(a)	23,149	32,629	(10,771)	(a)	21,858
Selling, general and administrative	74,970	(15,345)	(b)	59,625	60,924	(9,275)	(b)	51,649
Research and development	12,814	(2,936)	(c)	9,878	6,920	(681)	(c)	6,239
Intangible asset amortization	19,564	(19,564)		—	19,742	(19,742)		—
Interest expense, net	6,202	(1,083)	(d)	5,119	7,750	(1,261)	(d)	6,489
Foreign currency loss	614	—		614	1,099	—		1,099
Income from continuing operations before income tax provision	93,744	40,031	(e)	133,775	46,451	41,730	(e)	88,181
Income tax provision	18,335	6,043	(f)	24,378	12,856	(3,263)	(f)	9,593
Effective tax rate (g)	19.6%			18.2%	27.7%			10.9%
Income from continuing operations	$75,409	$33,988	(h)	$109,397	$33,595	$44,993	(h)	$78,588

Income from continuing operations per diluted share	$1.23			$1.78	$0.56			$1.29

	Nine Months Ended
	September 30, 2013				September 30, 2012
	GAAP Reported	Adjustments		Non-GAAP Adjusted *	GAAP Reported	Adjustments		Non-GAAP Adjusted *
Total revenues	$636,649	$—		$636,649	$402,276	$—		$402,276
Cost of product sales	76,503	(5,032)	(i)	71,471	52,662	(15,766)	(i)	36,896
Selling, general and administrative	223,004	(43,953)	(j)	179,051	162,505	(32,848)	(j)	129,657
Research and development	32,811	(9,553)	(k)	23,258	13,200	(1,718)	(k)	11,482
Intangible asset amortization	58,518	(58,518)		—	43,444	(43,444)		—
Interest expense, net	20,743	(3,505)	(l)	17,238	9,199	(1,569)	(l)	7,630
Foreign currency loss	728	—		728	1,357	—		1,357
Loss on extinguishment and modification of debt	3,749	(3,749)		—	—	—		—
Income from continuing operations before income tax provision	220,593	124,310	(m)	344,903	119,909	95,345	(m)	215,254
Income tax provision	59,574	3,198	(n)	62,772	24,966	(6,160)	(n)	18,806
Effective tax rate (g)	27.0%			18.2%	20.8%			8.7%
Income from continuing operations	$161,019	$121,112	(o)	$282,131	$94,943	$101,505	(o)	$196,448

Income from continuing operations per diluted share	$2.62			$4.59	$1.59			$3.28

JAZZ PHARMACEUTICALS PLC
RECONCILIATIONS OF GAAP REPORTED TO NON-GAAP ADJUSTED INFORMATION
CERTAIN LINE ITEMS AND OTHER INFORMATION
(In thousands, except per share amounts and percentages)
(Unaudited)

* Non-GAAP adjusted net income and its line item components and related non-GAAP adjusted financial measures, including non-GAAP adjusted effective tax rate, shown in the tables above are not meant to be considered in isolation or as a substitute for comparable GAAP reported measures, and should be read in conjunction with the consolidated financial statements prepared in accordance with GAAP. The company believes that each of these non-GAAP adjusted financial measures is helpful in understanding its past financial performance and potential future results, particularly in light of the effect of various acquisition and divestiture transactions effected by the company during 2012. In addition, the company believes that the presentation of these non-GAAP adjusted financial measures is useful to investors because it enhances the ability of investors to compare its results from period to period and allows for greater transparency with respect to key financial metrics the company uses in making operating decisions, and also because the company’s investors and analysts regularly use them to model and track the company’s financial performance. Specifically, the company believes that each of these non-GAAP adjusted financial measures provides useful information to management, investors and analysts by excluding certain expenses, such as acquisition-related and restructuring costs, share-based compensation, amortization of intangible assets, depreciation and other non-cash expense, as well as by excluding acquisition accounting inventory fair value step-up adjustments from cost of goods sold, upfront license fees, loss on extinguishment and modification of debt and related income tax adjustments, as the case may be, that may not be indicative of the company’s core operating results and business outlook. Investors should note that these non-GAAP adjusted financial measures are not prepared under any comprehensive set of accounting rules or principles and do not reflect all of the amounts associated with the company’s results of operations as determined in accordance with GAAP. Investors should also note that these non-GAAP adjusted financial measures have no standardized meaning prescribed by GAAP and, therefore, have limits in their usefulness to investors. In addition, from time to time in the future there may be other items that the company may exclude for purposes of its non-GAAP adjusted financial measures; likewise, the company may in the future cease to exclude items that it has historically excluded for purposes of its non-GAAP adjusted financial measures. Because of the non-standardized definitions, the non-GAAP adjusted financial measures appearing in the tables above may be calculated differently from, and therefore may not be directly comparable to, similarly titled measures used by the company’s competitors and other companies.
Explanation of Adjustments and Certain Line Items:

(a)
Share-based compensation expense of $591 and $344, acquisition accounting inventory fair value step-up adjustments of $512 and $10,336, and restructuring charges of $0 and $91 for the three months ended September 30, 2013 and 2012, respectively.

(b)
Share-based compensation expense of $9,354 and $5,330, change in fair value of contingent consideration of $5,000 and $900, depreciation expense of $878 and $0, transaction and integration costs of $113 and $1,503, and restructuring charges of $0 and $1,542 for the three months ended September 30, 2013 and 2012, respectively.

(c)	Share-based compensation expense of $1,931 and $681, upfront license fees of $988 and $0, and depreciation expense of $17 and $0 for the three months ended September 30, 2013 and 2012, respectively.

(d)
Non-cash interest expense associated with debt discount and debt issuance costs for the three months ended September 30, 2013. Non-cash interest expense associated with debt discount and debt issuance costs and amortization of product rights liability for the three months ended September 30, 2012.

(e)	Sum of adjustments (a) through (d) plus the adjustment for intangible asset amortization for the respective three month period.

(f)
Adjustments to convert the income tax provision to the estimated amount of taxes payable in cash for the three months ended September 30, 2013. Tax related to acquisition restructuring of $9,529, partially offset by an adjustment of $6,266 to convert the income tax provision to the estimated amount of taxes payable in cash for the three months ended September 30, 2012.

(g)	Income tax provision divided by income from continuing operations before income tax provision.

(h)	Net of adjustments (e) and (f) for the respective three month period.

(i)
Acquisition accounting inventory fair value step-up adjustments of $3,143 and $14,676, share-based compensation expense of $1,788 and $999, restructuring charges of $68 and $91, and transaction and integration costs of $33 and $0 for the nine months ended September 30, 2013 and 2012, respectively.

(j)
Share-based compensation expense of $25,898 and $11,967, change in fair value of contingent consideration of $12,900 and $1,100, depreciation expense of $2,008 and $0, transaction and integration costs of $1,758 and $17,692, and restructuring charges of $1,389 and $2,089 for the nine months ended September 30, 2013 and 2012, respectively.

(k)
Upfront license fees of $4,988 and $0, share-based compensation expense of $4,453 and $1,718, depreciation expense of $57 and $0, and transaction and integration costs of $55 and $0 for the nine months ended September 30, 2013 and 2012, respectively.

(l)
Non-cash interest expense associated with debt discount and debt issuance costs for the nine months ended September 30, 2013. Non-cash interest expense associated with debt discount and debt issuance costs and amortization of product rights liability for the nine months ended September 30, 2012.

(m)	Sum of adjustments (i) through (l) plus the adjustments for intangible asset amortization and, as applicable, loss on extinguishment and modification of debt, for the respective nine month period.

(n)
Adjustments to convert the income tax provision to the estimated amount of taxes payable in cash for the nine months ended September 30, 2013. Tax related to acquisition restructuring of $15,379 partially offset by an adjustment of $9,219 to convert the income tax provision to the estimated amount of taxes payable in cash for the nine months ended September 30, 2012.

(o)	Net of adjustments (m) and (n) for the respective nine month period.

JAZZ PHARMACEUTICALS PLC
RECONCILIATION OF GAAP TO NON-GAAP ADJUSTED 2013 GUIDANCE
(In millions, except per share amounts)
(Unaudited)

GAAP net income	$223 - $233
Intangible asset amortization and depreciation	81
Share-based compensation expense	45
Acquisition accounting inventory fair value step-up	4
Transaction, integration and restructuring costs	3
Change in fair value of contingent consideration	15
Upfront license fees	5
Loss on extinguishment and modification of debt	4
Other non-cash expense	5
Income tax adjustments	(2) - 2
Non-GAAP adjusted net income	$387 - $393

GAAP net income per diluted share	$3.63 - $3.79
Non-GAAP adjusted net income per diluted share	$6.30 - $6.40

Shares used in computing GAAP and non-GAAP adjusted net income
per diluted share amounts	61

Contacts:
Investors
Kathee Littrell
Vice President, Investor Relations
Jazz Pharmaceuticals plc
Ireland, + 353 1 634 7887
U.S., + 1 650 496 2717

Media
Laurie Hurley
Vice President, Corporate Affairs
Jazz Pharmaceuticals plc
Ireland, + 353 1 634 7894
U.S., + 1 650 496 2796